Exhibit 99.1

BG Medicine, Inc. Announces Important New Galectin-3 Findings Presented at American

College of Cardiology’s (ACC) 61st Annual Scientific Session & Expo

- Company to Discuss Results in Conference Call and Webcast Today at 8:45 a.m. ET -

Waltham, MA, March 26, 2012 – BG Medicine, Inc. (NASDAQ: BGMD), a company focused on the development and commercialization of novel cardiovascular diagnostics, announced today the results of several new studies related to the galectin-3 protein. BG Medicine markets a blood test for galectin-3 called the BGM Galectin-3 test for heart failure, which was cleared by the FDA in 2010 and obtained the CE mark for commercialization in the EU. The findings from the studies were presented at a symposium held on Sunday, March 25th at the American College of Cardiology’s 61st Annual Scientific Session & Expo. The symposium was sponsored by BG Medicine. In conjunction with these events, the company will host a conference call and webcast this morning at 8:45 a.m. Eastern Time. A summary of the presentations and results is listed below.

Title: Galectin-3 as a Mediator of Cardiac Fibrosis—Review of In-Vitro and Pre-Clinical Experiments

Presenter: Rudolf A. de Boer, MD, PhD—University Medical Center Groningen; The Netherlands

The collection of advanced in-vitro and preclinical studies presented by Dr. de Boer corroborated earlier findings of the pivotal role of galectin-3 in cardiac fibrosis formation. The studies also showed that the built-in “on-off” switch on the galectin-3 protein can be used to reduce cardiac fibrosis formation and prevent heart failure development.

Title: Galectin-3, a Marker of Cardiac Fibrosis, Predicts Incident Heart Failure in the Community – Results of the Framingham Heart Study

Presenter: Jennifer E. Ho, MD— National Heart, Lung, and Blood Institute’s (NHLBI) Framingham Heart Study; Framingham, MA

This study represents the first large-scale study that investigated whether elevated levels of galectin-3 in the population at large identify those who are at increased risk for heart failure development. The results from the study, which included 3,353 participants of the Framingham Offspring Cohort, suggest that galectin-3 elevation is relatively common, affecting between 10 and 25% of the study participants. This study further confirms that elevated levels of galectin-3 in the general population are associated with a markedly increased risk of heart failure development over the subsequent 10 years. Dr. Ho also presented these results on Saturday, March 24th at the ACC Scientific Session.

Title: Galectin-3 in Relation to Prognosis and Effect of Valsartan Treatment—Results of the Val-HeFT Trial

Presenter: Inder Anand, MD, FACC, FRCP, DPhil—University of Minnesota and Minneapolis VA Medical Center; Minneapolis, MN

This substudy of the Val-HeFT study investigated whether patients with low or high galectin-3 respond similarly to valsartan (Diovan®), an angiotensin II receptor antagonist. Because elevated galectin-3 identifies a subpopulation of patients that has a distinct form of heart failure (HF), it was anticipated that many drugs will show a differential response in patients with low or elevated levels of galectin-3. Results showed that, as compared to placebo, Valsartan caused a significant 44% reduction in hospitalizations for HF in a subgroup of patients with galectin-3 below the median. No effect of Valsartan was measured in the subgroup of HF patients with galectin-3 above the median. Plasma samples were only available for approximately 30% of the Val-HeFT participants and the study had limited ability to investigate all end-points. These findings are similar to those of the CORONA trial, which demonstrated that patients with plasma levels of galectin-3 below the median derived a marked clinical benefit from rosuvastatin (Crestor®) treatment, while no benefit from rosuvastatin treatment was observed among patients with higher levels of galectin-3.

Title: Galectin-3 as an Aid in Prioritizing Candidates for CRT Treatment—Results of the MADIT-CRT Study

Presenter: Kenneth Stein, MD, FACC—Senior Vice President and Chief Medical Officer, Cardiac Rhythm Management at Boston Scientific; Minneapolis, MN

The landmark MADIT-CRT study investigated the effects of Cardiac Resynchronization Therapy (CRT) in patients with early-stage heart failure. The galectin-3 substudy of the MADIT-CRT study investigated whether galectin-3 testing could aid physicians in the selection and prioritization of patients who may benefit from CRT treatment. The study showed that CRT treatment conveyed an important benefit in patients with low and high galectin-3. However, because of the markedly higher incidence of events in patients with high galectin-3, the absolute benefit of CRT treatment was approximately double that of the benefit in patients with low galectin-3. These study results suggest that galectin-3 may be used to prioritize patients for CRT treatment.

Conference Call and Webcast

The management of BG Medicine will hold a conference call and webcast to review the data presented at ACC, which will take place at 8:45 a.m. Eastern Time and may be accessed by dialing (877) 845-1016 from the U.S. and Canada, or (708) 290-1155 from international locations. The conference call will also be available simultaneously over the Internet at www.bg-medicine.com on the page entitled “Investors.” A replay of the call will be available approximately two hours following the end of the call through April 9, 2012. The replay may be accessed by dialing (855) 859-2056 or (404) 537-3406, passcode 61905523.

About Galectin-3 and Heart Failure

Galectin-3 is a unique carbohydrate-binding lectin, or protein, that binds to carbohydrates called beta-galactosides. Galectin-3 has been implicated in a variety of biological processes important in the development and progression of heart failure, and is believed to be a primary mediator of progressive cardiac fibrosis (abnormal thickening and stiffening of the heart muscle) and adverse remodeling (changes in the structure of the heart). Higher levels of galectin-3 are associated with a more aggressive form of heart failure and 30% or more of mild to moderate heart failure patients will have elevated levels of galectin-3. Heart failure affects an estimated 5.8 million Americans, with approximately 670,000 new cases occurring each year. The direct and indirect cost of heart failure in the United States for 2010 is estimated to be $39.2 billion.

About BG Medicine, Inc.

BG Medicine, Inc. (NASDAQ: BGMD) is a life sciences company focused on the discovery, development and commercialization of novel cardiovascular diagnostics to address significant unmet medical needs, improve patient outcomes and contain healthcare costs. The Company’s first commercialized product, the BGM Galectin-3TM test for use in patients with heart failure, is available in the United States and Europe. BG Medicine has also developed CardioSCORE, a blood test designed to identify individuals at high risk for near-term major cardiovascular events, such as heart attack and stroke. For additional information about BG Medicine, heart failure and galectin-3 testing, please visit www.bg-medicine.com and www.galectin-3.com.

The BG Medicine Inc. logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=8765

Special Note Regarding Forward-looking Statements

Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. Forward-looking statements in this news release address our expectations concerning the role that galectin-3 plays in heart failure, our beliefs regarding the potential for galectin-3 to impact an individual’s response to certain drugs, our beliefs regarding the importance of galectin-3 data presented at ACC, and our expectations regarding the impact of the galectin-3 data on the sales and marketing of our galectin-3 diagnostic tests. Forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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